                                   EX-99.B(d)wraima

                    INVESTMENT MANAGEMENT AGREEMENT

United Funds, Inc. and Waddell & Reed, Inc. ("W&R") entered into an
Investment Management Agreement on July 1, 1990. W&R assigned the
Investment Management Agreement to Waddell & Reed Investment Management
Company ("WRIMCO") on January 8, 1992, and the Investment Management
Agreement between Waddell & Reed Advisors Funds, Inc. ("Corporation") and
WRIMCO, hereby amended and restated as of August 21, 2002, has been approved, annually, by the Board of Directors, including separate approval by the Disinterested Directors, as prescribed by Section 15(c) of the
Investment Company Act of 1940, as amended ("1940 Act").

                               WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

I. In General.

WRIMCO agrees to act as investment adviser to each series of the
Corporation (each a "Fund") with respect to the investment of its assets and in general to supervise the investments of each Fund, subject at all times to the direction and control of the Board of Directors of the
Corporation, all as more fully set forth herein.

II. Duties of WRIMCO with respect to investment of assets of the
Corporation.

     A. WRIMCO shall regularly provide investment advice to each Fund and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolios of the Funds;
and in furtherance thereof, WRIMCO shall:

          1. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or one or more of the portfolios of the Funds, and whether concerning the individual companies whose securities are included in the Funds' portfolios or the industries in which they engage, or with respect to securities which WRIMCO considers desirable for inclusion in the Funds' portfolios;

          2. furnish continuously an investment program for each of the portfolios of the Funds;

          3. determine what securities shall be purchased or sold by each
Fund;

          4. take, on behalf of each Fund, all actions which appear to
WRIMCO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

     B. WRIMCO shall make appropriate and regular reports to the Board of
Directors of the Corporation on the actions it takes pursuant to Section
II. A. above. Any investment programs furnished by WRIMCO under this section, or any supervisory function taken hereunder by WRIMCO, shall at all times conform to and be in accordance with any requirements imposed by:

          1. the provisions of the 1940 Act and any rules or regulations in force thereunder;

          2. any other applicable provision of law;

          3. the provisions of the Articles of Incorporation of the
Corporation as amended from time to time;

          4. the provisions of the Bylaws of the Corporation as amended from time to time;

          5. the terms of the registration statement of the Corporation, as amended from time to time, under the Securities Act of 1933 and the 1940
Act.

     C. Any investment programs furnished by WRIMCO under this section or any supervisory functions taken hereunder by WRIMCO shall at all times be subject to any directions of the Board of Directors of the Corporation, its
Executive Committee, or any committee or officer of the Corporation acting pursuant to authority given by the Board of Directors.

III. Allocation of Expenses.

The expenses of the Corporation and the expenses of WRIMCO in performing its functions under this Agreement shall be divided into two classes, to wit:  (i) those expenses which will be paid in full by WRIMCO, as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by each Fund, as set forth in subparagraph "B" hereof.

     A. With respect to the duties of WRIMCO under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a) the salaries and employment benefits of all employees of WRIMCO who are engaged in providing these advisory services; (b)
adequate office space and suitable office equipment for such employees; and
(c) all telephone communications costs relating to such functions. In addition, WRIMCO shall pay the fees and expenses of all directors of the
Corporation who are employees of WRIMCO or an affiliated corporation and the salaries and employment benefits of all officers of the Corporation who are affiliated persons of WRIMCO.

     B. The Funds shall pay in full for all of their expenses which are not listed above (other than those assumed by W&R or its affiliates in their respective capacities as principal underwriter of the shares of each of the
Funds, as Shareholder Servicing Agent or as Accounting Services Agent for
the Funds), including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Funds including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Funds (unless the Corporation and WRIMCO shall otherwise agree); (c) interest, taxes, brokerage commission and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of WRIMCO or an affiliated company; (e) fees and expenses of its directors not affiliated with WRIMCO or its affiliates;
(f) custodian fees and expenses; (g) fees payable by the Corporation under the Securities Act of 1933, the 1940 Act, and the securities or "Blue-Sky"
laws of any jurisdiction; (h) fees and assessments of the Investment
Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the
Corporation and/or the Funds and any indemnification by the Corporation of its officers, directors, employees and agents with respect thereto; and (j)
the costs and expenses provided for in any Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by WRIMCO, a Fund shall pay the same to WRIMCO on presentation of a statement with respect thereto.

     C. WRIMCO, or an affiliate of WRIMCO, may also act as (i) transfer agent or shareholder servicing agent of each Fund of the Corporation and/or as (ii) accounting services agent of each Fund of the Corporation if at the time in question there is a separate agreement, "Shareholder Servicing
Agreement" and/or "Accounting Services Agreement", covering such functions between the Corporation and WRIMCO or such affiliate. The corporation, whether WRIMCO or its affiliate, which is the party to either such
Agreement with the Corporation is referred to as the "Agent". Each such
Agreement shall provide in substance that it shall not go into effect, or be amended, or a new agreement covering the same topics between the
Corporation and the Agent be entered into unless the terms of such
Agreement, such amendment or such new agreement have been approved by the
Board of Directors of the Corporation, including the vote of a majority of the directors who are not "interested persons" as defined in the 1940 Act, of either party to the Agreement, such amendment or such new agreement
(considering WRIMCO to be such a party even if at the time in question the
Agent is an affiliate of WRIMCO), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a
"disinterested director" vote. Each such Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a disinterested director vote, and that any disinterested director vote shall include a determination that (i) the
Agreement, amendment, new agreement or continuance in question is in the best interests of each Fund and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued are services required for the operation of each
Fund; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any disinterested director vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the 1940 Act) of the outstanding shares of each class or series of the Corporation. Each such Agreement shall also provide in substance that it may be terminated by the Agent at any time without penalty upon giving the Corporation one hundred twenty (120) days' written notice (which notice may be waived by the Corporation) and may be terminated by the Corporation at any time without penalty upon giving the Agent sixty (60) days' written notice
(which notice may be waived by the Agent), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Board of Directors of the Corporation in office at the time or by the vote of the holders of a majority (as defined in or under the 1940 Act)
of the outstanding shares of each class or series of the Corporation.

IV. Brokerage.

     (A)  WRIMCO may select brokers to effect the portfolio transactions of each Fund on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution"
means prompt and reliable execution at the most favorable price obtainable.
Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. WRIMCO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

     (B)  Subject to the foregoing, WRIMCO shall have discretion, in the interest of the Funds, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Funds and/or other accounts for which WRIMCO and its affiliates exercise "investment discretion" (as that term is defined in
Section 3(a)(35) of the Securities Exchange Act of 1934); and in connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if WRIMCO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of WRIMCO and its investment advisory affiliates with respect to the accounts for which they exercise investment discretion. In reaching such determination, WRIMCO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that WRIMCO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Funds over a representative period selected by the Corporation's Board of Directors were reasonable in relation to the benefits to the Funds.

     (C)  Subject to the foregoing provisions of this Paragraph "IV",
WRIMCO may also consider sales of each Fund's shares and shares of other investment companies distributed by W&R or its affiliates, and portfolio valuation or pricing services as a factor in the selection of brokers to execute brokerage and principal portfolio transactions.

V. Compensation of WRIMCO.

As compensation in full for services rendered and for the facilities and personnel furnished under sections I, II, and IV of this Agreement, each
Fund of the Corporation will pay to WRIMCO for each day the fees specified in Exhibit A hereto.

The amounts payable to WRIMCO shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Articles of
Incorporation of the Corporation; and shall be paid in arrears whenever requested by WRIMCO. In computing the value of the net assets of each Fund, there shall be excluded the amount owed to the Fund with respect to shares which have been sold but not yet paid to the Fund by W&R.

Notwithstanding the foregoing, if the laws, regulations or policies of any state in which shares of the Funds are qualified for sale limit the operation and management expenses of the Funds, WRIMCO will refund to the
Funds the amount by which such expenses exceed the lowest of such state limitations.

VI. Undertakings of WRIMCO; Liabilities.

WRIMCO shall give to the Corporation the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

WRIMCO shall at all times be guided by and be subject to each Fund's investment policies, the provisions of the Corporation's Articles of
Incorporation and Bylaws as each shall from time to time be amended, and to the decision and determination of the Corporation's Board of Directors.

This Agreement shall be performed in accordance with the requirements of the 1940 Act, the Investment Advisers Act of 1940, the Securities Act of
1933, and the Securities Exchange Act of 1934, to the extent that the subject matter of this Agreement is within the purview of such Acts.
Insofar as applicable to WRIMCO as an investment adviser and affiliated person of the Corporation, WRIMCO shall comply with the provisions of the
1940 Act, the Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of
WRIMCO, it shall not be subject to liability to the Corporation or to any stockholder of the Funds for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

VII. Duration of this Agreement.

This Agreement shall be renewed at the start of business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of
Directors, including the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of each class or series of the Corporation and by the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

VIII. Termination.

This Agreement may be terminated by WRIMCO at any time without penalty upon giving the Corporation one hundred twenty (120) days' written notice (which notice may be waived by the Corporation) and may be terminated by the
Corporation at any time without penalty upon giving WRIMCO sixty (60) days'
written notice (which notice may be waived by WRIMCO), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Board of Directors of the Corporation in office at the time or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Corporation. This Agreement shall automatically terminate in the event of its assignment, the term
"assignment" for this purpose having the meaning defined in Section 2(a)(4)
of the 1940 Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)
                        WADDELL & REED ADVISORS FUNDS, INC.

                        By:/s/Daniel C. Schulte
                        -----------------------------
                        Daniel C. Schulte
                        Vice President

ATTEST:
/s/Kristen A. Richards
-------------------------------------
Kristen A. Richards, Secretary

(Seal)
                        WADDELL & REED INVESTMENT
                        MANAGEMENT COMPANY

                        By:/s/Henry J. Herrmann
                        ----------------------------
                        Henry J.Herrmann
                        President

ATTEST:

/s/Daniel C. Schulte
----------------------------------
Daniel C. Schulte, Secretary

              EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                   WADDELL & REED ADVISORS FUNDS, INC.

                              FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Advisors Accumulative Fund

Net Assets                              Fee

Up to $1 billion                        0.70% of net assets

Over $1 billion and up to $2 billion    0.65% of net assets

Over $2 billion and up to $3 billion    0.60% of net assets

Over $3 billion                         0.55% of net assets

Advisors Bond Fund

Net Assets                              Fee

Up to $500 million                      0.525% of net assets

Over $500 million and up to $1 billion  0.50% of net assets

Over $1 billion and up to $1.5 billion  0.45% of net assets

Over $1.5 billion                       0.40% of net assets

Advisors Core Investment Fund

Net Assets                              Fee

Up to $1 billion                        0.70% of net assets

Over $1 billion and up to $2 billion    0.65% of net assets

Over $2 billion and up to $3 billion    0.60% of net assets

Over $3 billion up to $6 billion        0.55% of net assets

Over $6 billion                         0.50%

Advisors Science and Technology Fund

Net Assets                              Fee

Up to $1 billion                        0.85% of net assets

Over $1 billion and up to $2 billion    0.83% of net assets

Over $2 billion and up to $3 billion    0.80% of net assets

Over $3 billion                         0.76% of net assets

As Amended and Effective August 21, 2002.